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                                                                     Exhibit 4.3

[LOGO]                                                          Shares . Actions


Incorporated Under The Laws                                          C000000
of the Province of Ontario                 CUSIP 496904 10 3      Number  Numero
Constituee selon les lois de
la Province d'Ontario


This is to Certify that
La presente atteste que




Fully Paid and Non-Assessable Common Shares Of
Actions ordinaires entierement liberees et non cotisables de


                        KINGSWAY FINANCIAL SERVICES INC.
transferable only on the registers of the Corporation upon surrender of this certificate with a transfer endorsed thereon or delivered therewith duly executed by an appropriate person. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.
     In Witness Whereof the Corporation has caused this certificate to be signed by its duly authorized officers.

transferables soulement aux registres de la Societe sux remise du present certificat avec la formule de transfent dument enclossee ou sux livraison dudit certificat accompagne d'un tel transfert dument signe pax une personne competente. Le present certificat n'est valide que s'il est contresigne par l'agent des transferts et insorit par l'agent charge de la tenue des regitres de la Societe.
     En foi de quoi, la Societe a fait signer le present certificat par ses XXXXXX diment autorises.


Dated
Date
     --------------------------


/s/                                           /s/
   -----------------------------                 ------------------------------
   Chairman, President and Chief                 Executive Vice-President and
   Executive Officer                             Chief Financial Officer
   President du conseil, President               Vice-president executif et chef
   el chef de la direction                       des finances


Countersigned and Registered:
Contresigne et inscrit:                      Montreal
Computershare Trust Company of Canada,       Toronto
Societe de Fiducie Computershare du Canada,  Vancouver
Transfer Agent and Registrar
Agent des transferts et agent
change de la tenue a des registres

By:
Par:
    --------------------------------------------------
               Authorized Officer - Dirigeant autorise

Countersigned and Registered:
Contresigne et inscrit:
Computershare Trust Company, Inc.,           Denver, Colorado
Transfer Agent and Registrar                 New York, New York
Agent des transferts et agent
change de la tenue a des registres

By:
Par:
    --------------------------------------------------
               Authorized Officer - Dirigeant autorise

The shares represented by this certificate are transferable in Montreal, Toronto and Vancouver in Canada and Denver, Colorado and New York, New York in the U.S.A.

Les actions representees par le present certificat sont transferables a Montreal, Toronto et Vancouver au Canada et Denver, Colorado et New York, New York aux Etats Unis.

                                     [LOGO]

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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ NOTICE: The signature of this assignment must correspond with the name as    +
+ written upon the face of the certificate, in every particular, without       +
+ alteration or enlargement, or any change whatever, and must be guaranteed by +
+ a bank, trust company or a member of a recognized stock exchange.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++



++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ AVIS: La signature de ce transfert doit correspondre en tous points au nom + + inscrit au recto de ce certificat sans y elosgic, ajouter ou re trancher. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++



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
    For Value received, the undersigned herby sells,        Contre valeur recue, le soussigne vend
assigns and transfers unto                              cede st transporte par les presentes a


                   S.I.N. [_][_][_]-[_][_][_]-[_][_][_] N.A.S.

The Income Tax Act now requires issuers and/or              La lor de l impot sur le revenu exige presentment
their agents to request individual Canadians to             que les emetteurs et leur mandataires ou les deux
furnish their Social Insurance Numbers (S.I.N.)             demandent aux Canadiens qui sont des particuliers
for use in all reports to Revenue Canada by                 de fournir leur numero d'assurance sociale (N.A.S.)
Canadian payors. Please provide the transfee's              pour utilisation dans tous les rapports que les
S.I.N. above in the space provided.                         payeurs Canadiens font parvenir a Revenu Canada.
                                                            Veuillez indiquer le N.A.S. du beneficiaire du
                                                            transfert dans l'espace prevu a cette fin.
----------------------------------------------------------------------------------------------------------


                                                                         Shares
-------------------------------------------------------------------------Actions
of the capital stock represented by the within          du capital-action representees par le present
certificate, and does hereby irrevocably constitute     certificat et constitue et nomme par les presentes
and appoint


-----------------------------------------------------------------------------------------------------------
attorney to transfer the said stock on the books of     son fonde de pouvoir irrevocable pour le transfered
the within named Corporation with full power of         desdites actions dans les livres de la Societe ci-
substitution in the premises.                           nominee avec plein pouvoir de substitution dans
                                                        les circonstances.


Date___________________________________________________


                                 Signature______________________________________

Witness
Temoin__________________________________________________________________________



Signature Guaranteed By:
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